Amendment to Exploration Agreement
dated August 20, 2001, Twice Amended
on August 20, 2001 and Amended August 14, 2002

Among:

Anhydride Petroleum (Canada) Inc., (formerly Comstock Petroleum Corp.), a corporation under the laws of Alberta with an office located at Suite 850, 10655 Southport Rd. S.W., Calgary, Alberta T2W 4Y1

(“API”)

And:

October Sun, a Nevada Corporation, a corporation under the laws of Nevada with an office at 241 Ridge Street, Fourth Floor, Reno, Nevada USA 89501

("October Sun")

And:

Hodgkinson Equities Corporation, a corporation under the laws of British Columbia with an office located at Suite 900, 595 Howe Street, Vancouver, B.C. V6C 2T5

("Hodgkinson")

And:

Robert Edwards, an individual with an address of #25, 1818 Cornwall Ave., Vancouver, B.C. V6J 1K7

("Edwards")

And:

Uranium Power Corporation, a publicly traded corporation under the laws of the State of Colorado with an office at Suite 850, 10655 Southport Rd. S.W., Calgary, Alberta T2W 4Y1

(“UPC”)

Whereas:

A.

API, October Sun, Hodgkinson, Edwards and UPC entered into an Exploration Agreement dated August 20, 2001, twice amended August 20, 2001 and further amended August 14, 2002 (the “Agreement”) and now wish to amend the Agreement (the “Fourth Amending Agreement”);

B.	For purposes of this Fourth Amending Agreement all defined terms and references shall be in reference to the Agreement and shall, unless expressly noted, have the same meaning as the Agreement;

C.	Hodgkinson (through its nominee 858642 Alberta Ltd.) and Edwards separately wish to earn an interest in the Initial Well, Lands and the Area of Mutual Interest;

D.	API wishes to amend a provision contained in Schedule "F" attached to the Agreement and conditionally reduce certain non-royalty working interests of Hodgkinson and Edwards by 25%.

E.	The parties wish to amend aspects of the Agreement related to the Area of Mutual Interest.

NOW THEREFORE THIS FOURTH AMENDING AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto covenant and agree each with the others as follows:

ARTICLE I
INTERPRETATION

1.1 Definitions. The Following amendments are effected:

“New Lands”	means each parcel or tract of land within the AMI excluding Petroleum & Natural Gas License nos. 5494040101, 5401070160, 5401070162, 540107163, 5401090094 and 5401100080.

ARTICLE III
EXPLORATION AND DEVELOPMENT

3.1 Drilling Option. In respect of section 3.1 of the Agreement the same is amended as follows:

   “Subject to 858642 and/or Edwards separately:

(i)	funding entirely their proportionate share (9.375%) of the re-entry and production testing costs under section 3.2;

(ii)

acknowledging “penalty” elections for the deepening of the Initial Well beyond the present 1,650 metres, pursuant to Section 1007 of the CAPL Agreement (forms a part of schedule “F” to the Agreement) under section 3.2;

(iii)

acknowledging an amendment within Schedule “F” to the Agreement, Elections to CAPL 1990 Operating Procedure at paragraph 4(b) by substituting “300%” in place of “200%” in respect of the Initial Well and in respect of subsequent wells by substituting “600%” in place of “200%"; and,

(iv)

acknowledging a conditional twenty-five percent (25%) reduction from their original intended but not previously earned working interests in the Athabasca and Firebag Prospects, including the Initial Well;

858642 and/or Edwards separately shall have the right to participate, fund and earn a before and after payout interest in all wells drilled on each License on the terms and conditions provided in this Article 3, provided that 858642 and Edwards participate in the first Well drilled on each License.

Should either of 858642 or Edwards for whatever reason not participate in the first Well drilled on each license, the party not participating shall no longer have the right to participate or earn an interest further in that License.

Nothing in this section shall affect the separate royalty interests to each of 858642 and Edwards”.

3.2 Initial Well. In respect of section 3.2 of the Agreement the same is amended as follows:

“Separately and not dependent on the other’s participation, each of 858642 and Edwards shall pay 9.375% of the actual cost of re-entering and production testing of the Initial Well to a depth of 1,650 metres. API estimates the total cost at roughly $425,000 Cdn.

In respect of the deepening of the Initial Well beyond 1,650 metres, each of 858642 and Edwards hereby confirm their separate and independent election not to participate in the Drilling Costs in connection with deepening, testing, Completing, Equipping, Capping or Abandoning of the Initial Well, thereby triggering specified penalty provisions within section 1007 of the CAPL Agreement forming a part of Schedule “F” to the Agreement.

Subject to API’s receipt of payment from 858642 and/or Edwards required in this section, each of 858642 and/or Edwards shall earn seventy-five percent (75%) of their original intended respective interests such that each of 858642 and Edwards shall earn a 5.1152325% after payout working interest in the Initial Well subject to provisions of the CAPL Agreement as Schedule “F” at section 1007 with application of a 300% penalty election.

In the event either of 858642 or Edwards shall for whatever reason refuse or fail to pay their share of the costs for the re-entering and testing of the 7-32 well, the party not paying their share of costs shall no longer have any interest in either the Athabasca or Firebag Prospects nor be entitled any interest in the Lands nor Area of Mutual Interest.

The working interests of 858642 and Edwards in the Initial Well and spacing unit, before and after payout, shall at all times be subject to the 9.5% GORR and government royalties.”

3.3 Second Well. In respect of section 3.3 of the Agreement the same is amended as follows:

“Separately, each of 858642 and Edwards shall have the right to participate and earn in the Second Well and spacing unit a separate 4.21875% working interest before payout and a 3.80859275% working interest after payout by paying 6.25125% of the Drilling Costs, Completing, Equipping, Capping or Abandoning the Second Well at a location determined by API, provided that the working interest of 858642 and/or Edwards in the Second Well, before and after payout, shall be subject to the 9.5% GORR and government royalties.

3.4 Third Well. In respect of section 3.4 of the Agreement the same is amended as follows:

“If the Third Well is:

(a)

the first well drilled on any License the location of which is determined by API, separately and each of 858642 and Edwards shall have the right to participate in the Third well and spacing unit to earn a separate 4.21875% working interest before payout and a 3.80859375% working interest after payout by paying 6.25125% of the Drilling Costs, and costs in connection with Completing, Equipping, Capping or Abandoning the Third Well; or,

(b)

not the first well on any License the location of which is determined by API and subject to section 3.1, separately and each of 858642 and Edwards shall have the right to participate in the Third Well and the spacing unit to earn a separate 4.21875% working interest before payout and a 3.80859375% working interest after payout by paying 4.875% of the Drilling Costs, and costs in connection with Completing, Equipping, Capping or Abandoning the Third Well.

Provided that the working interest of 858642 and/or Edwards in the Third Well, before and after payout, shall be subject to the 9.5% GORR and government royalties.”

3.5 Subsequent Wells. In respect of section 3.5 of the Agreement the same is amended as follows:

“For any Well drilled subsequent to the Third Well on any of Petroleum & Natural Gas License nos. 5401070160, 5401070162, 540107163, 5401090094 and 5401100080:

(a)

if the well is the first well drilled the location of which is determined by API, separately and each of 858642 and Edwards have the right to participate in such well and spacing unit to earn a separate 4.21875% working interest before payout and a 3.80859375% working interest after payout by separately paying 6.25125% of the Drilling Costs and costs in connection with Completing, Equipping, Capping or Abandoning the well; or,

(b)

if the well is not the first well drilled the location of which is determined by API, separately and each of 858642 and Edwards have the right to participate in such well and spacing unit to earn a separate 4.21875% working interest before payout and a 3.80859375% working interest after payout by separately paying 4.6875% of the Drilling Costs and costs in connection with Completing, Equipping, Capping or Abandoning the well.

Provided that the working interest of 858642 and/or Edwards in each Well subsequent to the Third Well, before and after payout, shall be subject to the 9.5% GORR and government royalties.”

3.6 Area of Mutual Interest. In respect of section 3.6 of the Agreement the same is amended as follows:

“If at any time API or any of its Affiliates or Associates acquires an interest in petroleum rights in respect of a parcel or tract of land which is in the AMI, other than in respect of P & NG License Nos. 5401070160, 5401070162, 5401070163, 5401090094, 5401100080 or 5494040101, then such interest shall be included and governed by this Agreement.

Should either of 858642 and/or Edwards elect to participate in the acquisition of subsequent licenses or other Petroleum and Natural Gas interests, each of 858642 and/or Edwards separately shall pay 4.39453125% of the acquisition cost, including related administrative costs.

Should either of 858642 and/or Edwards decide not to elect to participate in the acquisition of any subsequent license or other Petroleum and Natural Gas interest, API shall no longer be required to extend to the non-participating party any further opportunity to acquire any interest in any license within the Area of Mutual Interest.

Subject to either of 858642 and/or Edwards participating in the acquisition cost for additional licenses of Petroleum and Natural Gas interests, each of 858642 and/or Edwards separately shall have the option to participate in the drilling of wells on each new License acquired by API in the AMI by separately paying 4.39453125% of the Drilling Costs and costs in connection with Completing, Equipping, Capping or Abandoning the initial well to separately and each earn a 4.39453125% working interest before and after payout in the well and spacing unit.

Neither Hodgkinson, 858642 nor Edwards and their respective Affiliates and Associates shall acquire an interest in petroleum rights in respect of any parcel or tract of land which is in the AMI, without the prior written consent of API.”

3.7

Potential Farmout – The parties acknowledge the potential for a Farmout Agreement between API and a third party (“Farmee”) entitling Farmee to earn a 25% working interest before payout reducing to 18.75% working interest after payout in the Lands, Petroleum and Natural Gas License no. 5494040101 and the Area of Mutual Interest. API agrees to obtain Farmee’s acknowledgement of the 9.5% gross overriding royalty of which a portion is held by 858642 and Edwards. In the event API is unable to consummate a farmout prior to conclusion of the operations to deepen the Initial Well beyond the 1650 meters, which operations commenced December 11, 2002, but in any event no later than November 30, 2003 the interests of 858642 and Edwards shall revert to the previous percentages contained in the Third Amended Agreement dated August 14, 2002.

3.8

Payment of Rental and Other Costs – Should API propose to drill any well on either of P & NG License Nos. 5401070160, 5401070162, 5401070163, 5401090094, 5401100080 or 5494040101 to which either of 858642 and/or Edwards elect to participate, in the event they have not previously done so, it shall be the obligation of each of 858642 and/or Edwards, separately, to first pay their proportionate share, without restriction, of any and all annual rentals or other amounts incurred by API in respect of that License, including amounts paid in prior periods. Refusal or failure to pay shall be taken as an election not to participate.

3.9

Section 1007 Schedule “F” – The parties hereby amend Schedule “F”, Elections to CAPL 1990 Operating Procedure at paragraph 4(b) by substituting “300%” in place of “200%” in respect of the Initial Well and in respect of all subsequent wells by substituting “600%” in place of “200%".

In witness whereof the parties hereto have executed this Fourth Amending Agreement effective the 12th day of December, 2002:

_______________________________ Anhydride Petroleum (Canada) Inc.	__________________________________ October Sun, a Nevada Corporation

_______________________________ Hodgkinson Equities Corporation	__________________________________ Robert Edwards

_______________________________ Uranium Power Corporation